Exhibit 5.2

K. Bellamy Brown (602) 322-4057 Facsimile: (602) 322-4102	January 24, 2014	E-Mail: bbrown@cavanaghlaw.com www.cavanaghlaw.com File No.

IAC/InterActive Corp.

555 West 18th Street

New York, NY 10011

Re:                             People Media, LLC, an Arizona limited liability company (the “Company”)

Ladies and Gentlemen

We have acted as counsel to the Company in connection with the matters set forth herein.  You have requested our opinion about certain matters related to a note exchange transaction as more specifically described in the S-4 Registration Statement for IAC/InterActive Corp. initially filed on December 13, 2013, and amended on the date hereof (the “Transaction”).  Capitalized terms used and not otherwise defined in this letter shall have the meanings ascribed to them in the Notes Documents (as defined below).

For purposes of this opinion, we have examined such questions of law and fact as we have deemed necessary or appropriate.  We have examined the following documents and such other materials as we have deemed neccessary or appropriate:

I.                                        Transaction Documents and Other Documents Examined

We have previously reviewed the following documents (the “Notes Documents”).  Each of the Notes Documents is dated as of November 15, 2013:

A.                                    Indenture and related Note Guaranty;

B.                                    Purchase Agreement;  and

C.                                    Registration Rights Agreement.

In addition, we have reviewed the following documents (the “Entity Documents” and together with the Notes Documents the “Documents”):

a.                                      Certificate of Good Standing with respect to the Company dated December 5, 2013, issued by the Office of the Corporation Commission of the State of Arizona;

b.                                      Articles of Organization of LDS Dazzle, L.L.C., dated February 1, 2001;

c.                                       Amendment to Articles of LDS Dazzle, L.L.C., dated April 19, 2001, changing the name of the Company to Zencon Technologies, L.L.C;

d.                                      Second Amendment to Articles of Organization dated April 1, 2001;

e.                                       Amendment to Articles of Organization dated May 22, 2007;

f.                                        Amended and Restated Operating Agreement of Zencon Technologies, LLC, an Arizona limited liability company dated May 24, 2007;

g.                                       Second Amended and Restated Operating Agreement of People Media, LLC, an Arizona limited liability company dated May 3, 2013;

h.                                      Amendment to Articles of Organization dated October 15, 2007, changing the name of Zencon, LLC, to People Media, LLC;

i.                                          Amendment to Articles of Organization of People Media, LLC dated December 14, 2012;

j.                                         Certificate of Ownership of Zencon Technologies, Inc., a Delaware corporation, changing its name to People Media, Inc., a Delaware corporation.

As to certain matters of fact bearing upon the opinions expressed herein, we have relied on:

a.                                      Certificate of Guarantor dated April 29, 2013 (the “Guarantor’s Certificate”);

b.                                      Certificate of Operating Agreement dated November 15, 2013 (the “Operating Certificate”); and

c.                                       Information in public authority documents.

II.                                   Opinions

Based on the foregoing, and subject to the assumptions, qualifications, and limitations set forth below, it is our opinion that:

1.             The Company has been duly formed and is validly existing and in good standing as a Limited Liability Company under the laws of the State of Arizona.

2.                                      No consent, approval, authorization, or other action by, or filing with, any state, or local governmental authority is required in connection with the execution and delivery by the Company of the Notes Documents and the consummation of the Transaction.

3.                                      The execution and delivery of the Notes Documents and consummation of the Transaction by the Company did not violate any applicable State of Arizona law, rule or regulation affecting the Company.

4.                                      The Company has the power and authority to own its properties and to carry on its business as now being conducted and had, and continues to have, the power to execute and deliver the Notes Documents and all other documents and instruments executed and delivered by the Company with respect to the Transaction, each of which has been duly authorized by all necessary and proper action.

5.                                      The execution, delivery and performance of each of the Notes Documents by the Company has been duly authorized by all requisite corporate action on the part of the Company and the Notes Documents have been duly executed and delivered.

III.                              Assumptions

With your permission, in rendering the foregoing opinions, we have made the certain assumptions.  We have made these assumptions without independent verification, and with the understanding that we are under no duty to inquire or investigate regarding such matters; however, we have no knowledge of any statement of fact that we know to be inaccurate or any factual representations that we know to have been provided under circumstances making reliance unwarranted.  The assumptions are as follows:

1.                                      The documents reviewed and relied upon in giving the opinion are true and correct copies of the original documents, and all signatures not witnessed are genuine.

2.                                      That each client who is a natural person, and who is executing any of the Documents or otherwise involved in the Transaction, possesses the legal competency and capacity necessary for such individual to execute such documents and/or to carry out such individual’s role in the Transaction.

IV.                               Qualifications and Limitations

The opinions set forth above are subject to the following qualifications and limitations:

1.                                      The enforceability of the Transaction may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights of parties generally;

2.                                      The enforceability of the Transaction is subject to general principles of equity;

3.                                      Our engagement did not extend to, and we render no opinion about, any federal or state tax, securities, environmental, public health, or labor laws, rules or regulations, zoning matters, or applicable building codes or ordinances or the effect of such matters, if any, on the opinions expressed herein;

4.                                      We express no opinion as to matters of title, priority, or perfection of liens or priority or perfection of security interests except as specifically set forth herein;

5.                                      We are qualified to practice law in the State of Arizona, and we do not purport to be experts on, or to express any opinion concerning, any law other than the law of the State of Arizona;

6.                                      The opinions expressed in this letter are based upon the law and facts in effect on the date hereof, and we assume no obligation to update, revise, or supplement this opinion;

7.                                      We understand that you, and the holders of the Notes (as defined below), will rely as to matters of Arizona law upon this opinion in connection with the matters set forth herein.  In addition, we understand that Wachtell, Lipton, Rosen & Katz (“WLRK”) will rely as to matters of Arizona law upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Company.  In connection with the foregoing, we hereby consent to you, the holders of the Notes (as defined below) and WLRK’s relying as to matters of Arizona law upon this opinion, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules, and regulations currently in effect.  Furthermore, we consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-4, relating to the Offer to Exchange $500,000,000 of 4.875% Senior Notes of IAC/InterActiveCorp due 2018 for $500,000,000 of 4.875% Senior Notes due 2018 (collectively, the “Notes”), as proposed to be filed by IAC/InterActiveCorp with the Securities and Exchange Commission on or about the date hereof, and to the use of our name in the prospectus forming a part of such Registration Statement under the caption “Legal Matters”.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

THE CAVANAGH LAW FIRM

By:	/s/ K. Bellamy Brown
K. Bellamy Brown

KBB: mag